UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2012

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	333-179072	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4740 Agar Drive Richmond, British Columbia Canada	V7B 1A3
(Address of principal executive offices)	(Zip Code)

(604) 276-7500

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2012, Heli-One Canada Inc. (“Heli-One”), an affiliate of CHC Helicopter S.A. (the “Company”), and AgustaWestland S.p.A. (“Agusta”) entered into an amendment (the “Agusta Amendment”) to the Framework Agreements, dated April 25, 2005 (“Framework Agreement No. 1”) and dated October 31, 2007 (“Framework Agreement No. 2”), by and between their respective predecessors, CHC Helicopter International Inc. and Augusta S.p.A., respectively. The Agusta Amendment acknowledges the termination of Framework Agreement No. 1, and Heli-One relinquished any remaining purchase options which may have existed under Framework Agreement No. 1, and amends Framework Agreement No. 2 to obligate Heli-One to purchase ten AW139 helicopters under a firm commitment and provides an option for Heli-One to purchase an additional seven AW139 helicopters. After reflecting the Agusta Amendment, Heli-One has a firm obligation to purchase 10 AW139 helicopters and an option to acquire a total of 16 additional AW139 helicopters. The ten firm helicopters are projected for delivery between 2012 and 2014, and the 16 optional helicopters are projected for delivery from 2013 through 2016. The purchase price for each AW139 delivered under the Amendment shall be the applicable delivery year price, which shall be confirmed in the applicable underlying purchase agreement for each helicopter purchased.

On June 13, 2012, CHC Leasing (Ireland) Limited (“CHC Leasing”) and Eurocopter entered into two amendments (the “Eurocopter Amendments” and, together with the Agusta Amendment, the “Amendments”) to the Sale Purchase Agreement dated September 13, 2011 (the “Eurocopter Agreement”). Pursuant to the Eurocopter Amendments, CHC Leasing exercised its option under Section 1.02 of the Eurocopter Agreement to purchase two additional EC 225 helicopters from Eurocopter.

The description of the Amendments contained herein is qualified in its entirety by reference to the Amendments, a copy of which will be filed with our Quarterly Report on Form 10-Q for the fiscal period ending July 31, 2012 (the “10-Q”). Certain information in the Agusta Amendment, including the delivery year price per helicopter and other confidential commercial and financial information, will be redacted from the copy of the Agusta Amendment filed with the 10-Q and will be the subject of a Confidential Treatment Request which the Company intends to submit to the Securities and Exchange Commission (the “SEC”).

The Eurocopter Agreement is attached as Exhibit 10.4 and the Framework Agreement is attached as Exhibit 10.5 to Amendment No. 2 to the Form S-4 Registration Statement filed by the Company with the SEC on April 19, 2012.

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect” or other similar expressions, although not all forward-looking statements contain such identifying words. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include, without limitation: unexpected delivery delays; disputes between our customers and their suppliers which may delay or impact the timing delivery of needed parts to construct the helicopters on schedule; labor disputes; increases in the costs of raw materials or other components of the helicopters; liquidity constraints which may impair the Company’s ability to complete the purchase of each helicopter as they are presented for delivery; and other similar factors. Additional factors that may affect future results are described in the Company’s reports filed with the SEC from time to time, including its Registration Statement on Form S-4 and, in the future, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. None of the Company nor any of its affiliates undertakes any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill

Name: Russ Hill Title: VP, Deputy General Counsel

Date: June 18, 2012